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                               INAMED CORPORATION

                             1998 STOCK OPTION PLAN

     1.   PURPOSE OF THE PLAN.

          This 1998 Stock Option Plan (the "Plan") is intended as an incentive, to retain in the employ of INAMED CORPORATION (the "Company") and any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the "Code"), persons of training, experience and ability, to attract new employees, consultants, officers and directors, whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

         It is further intended that options (the "Options") granted pursuant to the Plan shall be Options not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         The Company intends that the Plan meet the requirements of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company's intent as stated in this Section 1.

     2.  ADMINISTRATION OF THE PLAN.

         The Board of Directors of the Company (the "Board") shall administer the Plan unless and until the Board delegates administration to a Committee. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board. In the discretion of the Board, a Committee may consist solely of two or more Outside Directors (as such term is defined in Section 162(m) of the Code), or solely of two or more Non-Employee Directors (as such term is defined in Rule 16b-3). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

         Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (1) to grant Options; (2) to determine, upon review of relevant information and in accordance with Section 5 of the Plan, the Fair Market Value of the Common

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Stock of the Company, $.01 par value per share ("Common Stock"); (3) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 5 of the Plan; (4) to determine the recipients to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (5) to interpret the provisions and supervise the administration of the Plan; (6) to prescribe, amend and rescind rules and regulations relating to the Plan; (7) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder therefore, modify or amend each Option; (8) to accelerate or defer (with the consent of the recipient of the Option (the "Optionee")) the exercise date of any Option, consistent with the provisions of Section 5 of the Plan; (9) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (10) to make all other determinations deemed necessary or advisable for the administration of the Plan.

         All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

         In the event that for any reason the Board is unable to act or if the Board at the time of any grant, award or other acquisition under the Plan of Options or Common Stock does not consist of two or more Non-Employee Directors, then any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3.

     3.  DESIGNATION OF OPTIONEES.

         The persons eligible for participation in the Plan as recipients of Options (the "Optionees") shall include employees, consultants and directors of the Company or any Subsidiary. In selecting Optionees, and in determining the number of shares to be covered by each Option granted to Optionees, the Board may consider the office or position held by the Optionee or the Optionee's relationship to the Company, the Optionee's degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Optionee's length of service, age, promotions, potential and any other factors that the Board may consider relevant. An Optionee who has been granted an Option hereunder may be granted an additional Option or Options, if the Board shall so determine.

     4.  COMMON STOCK RESERVED FOR THE PLAN.

         Subject to adjustment as provided in Section 7 hereof, a total of 450,000 shares of the Common Stock shall be subject to the Plan. The shares of Common Stock subject to the Plan shall consist of unissued shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Common Stock shall be and is hereby reserved for such propose. Any of such shares of Common Stock that may remain unsold and that are not subject to outstanding Options at the termination of the
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Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Common Stock to meet the requirements of the Plan. Should any Option expire or be cancelled prior to its exercise in full or should the number of shares of Common Stock to be delivered upon the exercise in full of an Option be reduced for any reason, the shares of Common Stock theretofore subject to such Option may be subject to future Options under the Plan.

     5.  TERMS AND CONDITIONS OF OPTIONS.

         Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem desirable:

               (a) Option Price. The purchase price of each share of Common Stock purchasable under an Option shall be determined by the Board at the time of grant, but shall not be less than 85% of the Fair Market Value (as defined below) of such share of Common Stock on the date the Option is granted; provided, however, that if an option granted to the Company's Chief Executive Officer or to any of the Company's other four most highly compensated officers is intended to qualify as performance-based compensation under Section 162(m) of the Code, the exercise price of such Option shall not be less than 100% of the Fair Market Value of such share of Common Stock on the date the Option is granted. The exercise price for each Option shall be subject to adjustment as provided in Section 7 below. Fair Market Value means the closing price of publicly traded shares of Common Stock on a national securities exchange or the over-the-counter Bulletin Board market ("OTC Bulletin Board"), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Common Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Board in a manner consistent with the provisions of the Code. Anything in this
Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Common Stock be less than the minimum price permitted under the rules and policies of any national securities exchange or the OTC Bulletin Board if and so long as the Common Stock is listed on any such exchange or the OTC Bulletin Board.

               (b) Option Term. The term of each Option shall be fixed by the Board, but not Option shall be exercisable more than 10 years after the date such Option is granted.

               (c) Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board at the time of grant. Unless the Board shall decide otherwise, Options shall vest ratably over three (3) years.
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               (d)     Method of Exercise. Options to the extent then
exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Comm Stock to be purchased accompanied, by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Board. Payment in full or in part may also be made by (i) exchanging Common Stock owned by the Optionee which is not the subject of any pledge or security interest, (ii) the Optionee's written selection to have shares of Common Stock withheld by the Company from the shares of Common Stock otherwise to be received with such withheld shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price of the Option, or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Common Stock purchased upon exercise of an Option after (i) the Optionee has given written notice of exercise and has paid in full for such shares and (ii) becomes a stockholder of record with respect thereto. The provisions of this subsection 5(d) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

         Neither the recipient of an Option nor any person to whom an Option is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any share subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

               (e) Non-transferability of Options. Options may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of an Option, the Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16 of the Exchange Act and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted, may by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

               (f) Termination by Death. Unless otherwise determined by the Board at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates by reason of death, the Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Board shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year after the date of such death or
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until the expiration of the stated term of such Option as provided under the
Plan, whichever period is shorter.

               (g) Termination by Reason of Disability. Unless otherwise determined by the Board at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates by reason of total and permanent disability (as defined in Section 22(e)(3) of the Code, "Disability"), any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Board shall determine at or after grant), but may not be exercised after 30 days after the date of such termination of employment or service or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such 30 day period, any unexercised Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year after the date of such death or for the stated term of such Option, whichever period is shorter.

               (h) Other Termination. Unless otherwise determined by the Board at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates for any reason other than death or Disability, the Option shall thereupon terminate, except that the portion of any Option that was exercisable on the date of such termination of employment may be exercised for the lesser of 30 days after the date of termination or the balance of such Option's term if the Optionee's employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary without cause (the determination as to whether termination was for cause to be made by the Board). The transfer of an Optionee from the employ of the Company to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment for purposes of the Plan.

     6.  EFFECTIVE DATE OF PLAN AND TERM OF PLAN.

         The Plan is subject to approval, at a duly held shareholders' meeting, within twelve (12) months after the date the Board approves the Plan, by the affirmative vote of the holders of a majority of the voting shares of the Company represented in person or by proxy and entitled to vote at the meeting. Options may be granted, but not exercised, before such shareholder approval. If the shareholders fail to approve the Plan within the required time period, any Options granted under the Plan shall be void, and no additional Options may thereafter be granted. The Plan shall continue until such time as it may be terminated by action of the Board; provided, however, that no Options may be granted under this Plan on or after the tenth anniversary of approval of the Plan by the Board, but Options theretofore granted may extend beyond that date.

     7.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

         (a) Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the
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number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock of the Company or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive, Except as expressly provided herein, no issuance by the Company of shares of Common Stock of any class, or securities convertible into shares of Common Stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

         (b) Unless otherwise provided by the Board at the time of grant, in the event of: (i) a dissolution, liquidation or sale of substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (iv) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan or related trust sponsored or maintained by the Company or any affiliate of the Company), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, with respect to Options held by Optionees, the vesting of such Options (and, if applicable, the time during which such Options may be exercised) shall be accelerated immediately prior to such event and the Options shall terminate if not exercised (if applicable) twenty days following such acceleration.

     8.  PURCHASE FOR INVESTMENT.

         Unless the Options and shares covered by the Plan have been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or the Company has determined that such registration is unnecessary, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that he is acquiring the shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.
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      9. TAXES.

         The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options granted under the Plan with respect to the withholding of taxes or any other tax matters.

     10. AMENDMENT AND TERMINATION.

         The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Optionee under any Option theretofore granted without his consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

                  (a) materially increase the number of shares that may be issued under the Plan, except as provided in Section 7;

                  (b) materially increase the benefits accruing to the Optionees under the Plan;

                  (c) materially modify the requirements as to eligibility for participation in the Plan; or

                  (d) extend the term of any Option beyond that provided for in Section 5(b).

         The Board may amend the terms of any Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee without his consent. The Board may also substitute new Options for previously granted Options, including options granted under other plans applicable to the participant and previously granted Options having higher option prices, upon such terms as the Board may deem appropriate.

     11. GOVERNMENT REGULATIONS.

         The Plan, and the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, or by national securities exchanges or the OTC Bulletin Board if and so long as the Common Stock is listed on any such exchange or the OTC Bulletin Board, as may be required.

     12. GENERAL PROVISIONS.

               (a) Certificates. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal, provincial or state securities law, any stock
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exchange upon which the Common Stock is then listed and the Board may cause a legend or legends to be placed on any such certificates to make appropriate references to such restrictions.

               (b) Employment Matters. The adoption of the Plan shall not confer upon any Optionee of the Company or any Subsidiary any right to continued employment or, in the case of an Optionee who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.

               (c) Limitation of Liability. No member of the Board or the Committee, or any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

               (d) Registration of Common Stock. Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Common Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or is, in the opinion of counsel to the Company, exempt from such registration in the United States or exempt from the prospectus and registration requirements under applicable provincial legislation. The Company shall not be under any obligation to register under applicable federal or state securities laws any Common Stock to be issued upon the exercise of an Option granted hereunder, or to comply with an appropriate exemption from registration under such laws or the laws of any province in order to permit the exercise of an Option and the issuance and sale of the Common Stock subject to such Option. However, the Company may in its sole discretion register such Common Stock at such time as the Company shall determine. If the Company chooses to comply with such an exemption from registration, the Company Stock issued under the Plan may, at the direction of the Board, bear an appropriate restrictive legend restricting the transfer or pledge of the Common Stock represented thereby, and the Committee may also give appropriate stop transfer instructions to the Company's transfer agents.